October 25, 1995



Peoples Heritage Financial Group, Inc.
One Portland Square
Portland, Maine  04101

Ladies and Gentlemen,

This letter agreement is being entered into in connection with the execution of an Agreement and Plan of Merger, dated as of the date hereof (the "Agreement"), among Peoples Heritage Financial Group, Inc. (the "Acquiror"), First Coastal Banks, Inc. (the "Acquiror Sub") and Bank of New Hampshire Corporation (the "Company"), pursuant to which, among other things, the Acquiror Sub will merge with and into the Company (the "Merger"), subject to the terms and conditions set forth in the Agreement. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

The purpose of this letter agreement is to confirm our mutual understandings and agreements with regard to the Amended and Restated Agreement as to Future Employment between the Company and the undersigned executive officer of the Company (the "Executive") (which agreement is hereinafter referred to as the "Employment Agreement"). Provided that the Company and the Acquiror certify to each other on or before December 29, 1995 (the "Payment Date") that it is not then aware of any facts applicable to it that would be likely to prevent approval of the Merger or the Bank Merger by any Governmental Entity (which each company agrees to do unless it is aware of any such facts and provides a reasonable description thereof in writing to the other pursuant to
Section 5.15 of the Agreement), the Company agrees to pay, and the Executive agrees to accept payment of, (i) the amount set forth in
Section 6(a)(i)(B) of the Employment Agreement and (ii) 25% of the amount due pursuant to Section 6(a)(i)(C) of the Employment Agreement, in each case less applicable withholding taxes pursuant to Section 12(d) of the Employment Agreement, on or before the Payment Date, such payments to be made as if the Effective Date, as defined in Section 1 of the Employment Agreement, was the Payment Date and the Executive terminated his employment for Good Reason on such date. The Executive, the Company and the Acquiror agree that the amount payable pursuant hereto on the Payment Date by the Company to the Executive pursuant to
Section 6(a)(i)(B) of the Employment Agreement is $XXXXXX, less applicable withholding taxes.

The Executive agrees, on his behalf and on behalf of his heirs, assigns, executors, administrators and legal representatives, that (i) the Company's payment of the amount required by Section 6(a)(i)(B) of the Employment Agreement pursuant to this letter agreement shall be in full satisfaction of all obligations of the Company, any successor thereto and the Acquiror under such section of the Employment Agreement and (ii) upon the Executive's receipt of the aforesaid payment, the Company, any successor thereto and the Acquiror will be released from any further obligation, liability or claim under or relating to Section 6(a)(i)(B) of the Employment Agreement whenever arising. The Executive further agrees, on his behalf and on behalf of his heirs, assigns, executors, administrators and legal representatives, that (i) the Company's partial payment of the amount required by Section 6(a)(i)(C) of the Employment Agreement pursuant to this letter agreement shall be a dollar for dollar reduction of any obligation which the Company, any successor thereto or the Acquiror may have under such section of the Employment Agreement and
(ii) upon the Executive's receipt of the aforesaid payment, the Company,

                                 Peoples Heritage Financial Group, Inc.
                                  October 25, 1995
                                  Page Two





any successor thereto and the Acquiror will be released from any further obligation, liability or claim under or relating to such dollar amount which may be payable pursuant to Section 6(a)(i)(C) of the Employment Agreement whenever arising.

In the event that the Merger is not consummated pursuant to the Agreement after the Payment Date (unless the failure of such occurrence shall be due to the failure of the Company to perform or observe in any material respect any of its obligations under the Agreement to be performed or observed by it on or prior to the Effective Time), the Acquiror shall, within five days following termination of the Agreement in accordance with its terms, promptly reimburse the Company for the amounts paid to the Executive pursuant hereto on or prior to the Payment Date. In the event that the Acquiror reimburses the Company for the amounts paid to the Executive pursuant hereto and a Change of Control (as defined in the Employment Agreement) not involving the Acquiror occurs subsequent to the Payment Date, the Company agrees to reimburse the Acquiror for an identical amount at the time, if any, that a payment is first made to the Executive pursuant to Section 6(a)(i)(A) or (C) or
Section 6(a)(ii) of the Employment Agreement. The Company and the Executive hereby agree not to effect any amendment, modification, change or termination of, or waiver pursuant to, the Employment Agreement which would adversely affect the rights of the Acquiror under the preceding sentence.

The Company and the Executive agree that each reference to the Employment Agreement contained therein shall be deemed to include this letter agreement, it being the intention of the parties that, among other things, the requirements of Section 11(c) of the Employment
Agreement apply to this letter agreement.

Notwithstanding anything to the contrary contained herein, this letter agreement shall not be deemed to affect or modify any other provision of the Employment Agreement, including without limitation the definition of the Effective Date in Section 1 thereof for all purposes other than
Section 6(a)(i)(B), provided that Section 12(g) of the Employment Agreement shall be amended by adding at the end thereof the phrase ",except as set forth in a letter agreement among the Corporation, the Executive and Peoples Heritage Financial Group, Inc. dated as of October 25, 1995."

Notwithstanding anything to the contrary contained herein, this letter agreement may be terminated by the Acquiror at any time prior to the Payment Date by written notice to the Company and the Executive in the manner set forth in Section 11 of the Employment Agreement. This letter agreement may not be amended without the prior written consent of the Acquiror.

This letter agreement may be executed in any number of counterparts which together shall constitute but one agreement.

This letter agreement may not be assigned by any party hereto and shall be binding on their respective successors and, in the case of the Executive, heirs and other legal representatives.

                                  Peoples Heritage Financial Group, Inc.
                                  October 25, 1995
                                  Page Three





Each of the Company and the Executive has caused this letter agreement to be duly executed as of the date first above written.

BANK OF NEW HAMPSHIRE CORPORATION




By:  /s/
     Name:
     Title:



     /s/
     Name:




Agreed and accepted this 25th
day of October 1995 by Peoples
Heritage Financial Group, Inc.



By:  /s/ William J. Ryan
     Name:   William J. Ryan
     Title:  Chairman, President and
             Chief Executive Officer